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                                                                    EXHIBIT 23.1

                              CONSENT OF KPMG LLP

The Board of Directors
SPSS Inc.:

     We consent to the incorporation by reference in the registration statements (nos. 333-57168, 333-45900, 333-25869, 33-73130, 33-80799, 33-73120, 333-63167,
33-74402 and 333-75764) on Form S-8, the registration statements (nos. 333-41207, 333-21025, 333-10423, 333-30460, 333-74944 and 333-71236) on Form
S-3, and the registration statements (nos. 333-52216 and 333-73220) on Form S-4, of our report dated March 28, 2002, relating to the consolidated balance sheets of SPSS Inc. and subsidiaries as of December 31, 2000 and 2001, and the related consolidated statements of operations, comprehensive income (loss), stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001, and the related consolidated financial statement schedule, which report appears in the December 31, 2001 annual report on Form 10-K of SPSS Inc.

                                          /s/ KPMG LLP

Chicago, Illinois
March 29, 2002

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